Exhibit H(6)

FORM OF AMENDMENT TO

TRANSFER AGENCY AGREEMENT

AMENDMENT dated December     , 2004 (the “Amendment”), to the Transfer Agency Agreement dated as of the 28th day of October, 1997 and subsequently amended (as amended, the “Agreement”) between PROFUNDS (the “Trust”), a Delaware business trust having its principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, and BISYS FUND SERVICES OHIO, INC. (“BISYS”), a Delaware corporation having its principal place of business at 3435 Stelzer Road, incorporating a separate AGREEMENT dated December     , 2004 between ACCESS ONE TRUST (the “Access Trust”), a Delaware business trust having its principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, and. BISYS.

WHEREAS, the Trust and BISYS entered into the Agreement dated as of the 28th day of October, 1997;

WHEREAS, the Access Trust has been organized as a Delaware statutory trust that may issue shares (the “Shares”) in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Shares of Access Trust will be offered in each of the series identified in Schedule A hereto (such series, together with all other series subsequently established by the Trust being herein collectively referred to as the “Funds,” which shall include other series subsequently established by the Access Trust in each case upon approval by the Board of Trustees of the Access Trust);

WHEREAS, the Access Trust desires to retain BISYS to provide Transfer Agency services to the Access Trust with respect to the Funds; and

WHEREAS, ProFunds and Access Trust (collectively, the “Trusts”) desire that the same terms and conditions apply in the transfer agency agreement between BISYS and Access Trust as in the Agreement between BISYS and the Trust, with only those exceptions as may be set forth in this Amendment;

WHEREAS, BISYS is willing to provide services to the Access Trust on the terms and conditions set forth herein, and to continue to provide services to the Trust on the terms and conditions set forth in the Agreement as amended hereby.

All capitalized terms used in this Amendment but not defined in this Amendment shall have the respective meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Services of BISYS as Transfer Agent to Access Trust.

BISYS shall perform for the Access Trust the transfer agency services set forth in Schedule A to the Agreement (collectively, the “Services”), except BISYS will not provide phone services as described in Schedule A, Section 2(d) (Shareholder Services) of the Agreement for the Access High Yield Fund and the Access Money Market Fund. Except as otherwise provided in this Amendment, all of the terms and conditions set forth in the Agreement between the Trust and BISYS are deemed to be repeated in their entirety and are applicable between Access Trust and BISYS. References to the “Trust” and to the “Board” or the Trust, and similar references, shall be construed as being applicable to Access Trust and to the Board of Access Trust. References to “this Agreement” and the like shall be construed as references to the agreement formed hereunder between Access Trust and BISYS.

2.	Fees.

The Trust shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto. Fees for any additional services to be provided by BISYS pursuant to an amendment to Schedule B hereto shall be subject to mutual agreement at the time such amendment to Schedule B is proposed.

3.	Term.

The agreement formed under this Amendment between Access Trust and BISYS shall become effective as of the date of this Amendment and shall continue in effect as provided in the Agreement. (All other provisions set forth under the “Term” section, including the liquidated damages provisions, shall be construed as having been separately set forth at length herein as of the date hereof between Access Trust and BISYS.)

4.	Representations of each Party.

All representations, warranties and/or certifications that were made by the Trust to BISYS, or by BISYS to the Trust, as of the date of the Agreement are made as of the date hereof by Access Trust to BISYS, or by BISYS to Access Trust, as the case may be under the Agreement.

5.	Information Furnished by each Party.

All information to be furnished by the Trust to BISYS, or by BISYS to the Trust, under the Agreement shall be furnished hereunder by Access Trust to BISYS, or by BISYS to Access Trust.

6.	Notices.

All notices to Access Trust may be given as provided under the Agreement for the Trust.

7.	Governing Law and Matters Relating to the Trust as a Delaware Business Trust.

The provisions of Section 26 are applicable to the full extent as if set forth herein, as between Access Trust and BISYS. Without limitation of the foregoing:

Each Fund shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Fund shall be deemed to relate solely to the particular Fund to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. The use of this single document to memorialize the separate agreement between BISYS and each Fund is understood to be for administrative convenience only and shall not constitute any basis for joining the rights or obligations of the Funds for any reason.

8.	Matters Relating to the use of one Document to set forth the Separate Agreements between each Trust and BISYS.

For purposes of this Section 8, each of Access Trust and the Trust are referred to as a “Trust.” This Agreement constitutes a separate and distinguishable agreement between BISYS and each Trust. The Agreement has been structured as a single document for convenience only. The representations, warranties, duties and obligations of each Trust hereunder are several, not joint. The representations, warranties, duties and obligations of BISYS to each Trust are separate and do not inure to another Trust. For purposes of this Agreement, references to Trust shall mean to each Trust on an individual basis. No Trust shall be responsible for the actions (or inactions) of another Trust.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

PROFUNDS

By:
Name:
Title:

ACCESS ONE TRUST

By:
Name:
Title:

BISYS FUND SERVICES OHIO, INC

By:
Name:
Title:

SCHEDULE A

FUNDS OF ACCESS TRUST

Access High Yield Fund

Access Money Market Fund

Access Flex High Yield Fund

Access VP High Yield Fund

SCHEDULE B

TO THE AMENDMENT TO THE TRANSFER AGENCY AGREEMENT BETWEEN PROFUNDS, ACCESS ONE TRUST AND BISYS FUND SERVICES INC.

Dated December     , 2004

TRANSFER AGENT FEES

In consideration of the services rendered pursuant to this Agreement, BISYS shall be paid the following fees by the ProFunds Trust and the Access Trust on the first business day of each month, or at such other time(s) as the parties hereto shall agree.

BASE FEES:

Base Fee covering all Funds of the ProFunds Trust in the aggregate, as well as the Access Flex High Yield Fund and Access VP High Yield Fund:

$1,250,000 per annum

For all other Access Trust Funds in the aggregate, the Base Fee is to be based on the number of such Funds in Access One Trust:

NUMBER OF FUNDS	BASE FEE PER ANNUM
1-2 FUNDS	$ 50,000
3-5 FUNDS	$ 70,000
6-10 FUNDS	$100,000
OVER 10 FUNDS	To be agreed by the parties, if such additional Funds are established

Additional Per Fund Fee for all VP Funds:

$8,500 per annum

PER ACCOUNT FEE:

In addition, the following per-account fees shall apply:

For these purposes, the following categories constitute an open account on the BISYS system in any one month: open account with balance, open account with zero balance, open account with negative balance and closed account with activity. Closed accounts with no activity in the month are considered a closed account for billing purposes.

PROFUNDS AND ACCESS FLEX HIGH YIELD FUND

ACCOUNT TYPE	FEE PER ACCOUNT
OPEN RETAIL ACCOUNT	$75.00
OPEN INSTITUTIONAL ACCOUNT	$20.00
OPEN NETWORKED ACCOUNT	$10.00

ACCESS HIGH YIELD FUND & ACCESS MONEY MARKET FUND

ACCOUNT TYPE	FEE PER ACCOUNT
OPEN NON-NETWORKED ACCOUNT	$15.00
OPEN NETWORKED ACCOUNT	$10.00
PER CLOSED ACCOUNT	$ 1.00
BLOCK ACCOUNT SET-UP FEE (OVER 200 ACCOUNTS)*	$10.00

*	This applies if a block of 200 or more accounts are set up within one week.

AML FEES AND COSTS:

In addition, the following fees and expenses apply to the AML Services:

Annual program servicing for ProFunds Trust (to be billed in equal monthly amounts of $583.33)	$7,000.00

Annual program servicing for Access One Trust (to be billed in equal monthly amounts of $291.66)	$3,500.00

Systems costs

Early Warning annual fee	$575.00
Early Warning per record cost	$0.22
for new account* registration review – does not apply to Network Level III accounts

Equifax – per request cost	$5.00

*	Changes to account registration information or other account-related information may result in characterizing the account as a “new account” for these purposes.